SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): July 31, 1998

                      AMERICAN MILLENIUM CORPORATION, INC.
                      ------------------------------------
               (Exact Name of Registrant as Specified in Charter)

        NEW MEXICO                    000-10841-D                85-0273340
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(State or Other Jurisdiction          (Commission             (IRS Employer
     of Incorporation)                File Number)          Identification No.)

                  29425 COUNTY ROAD 561, TAVARES, FLORIDA 32778
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               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (352) 742-5010.


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On July 31, 1998, American Millennium Corporation, Inc. effected certain agreements described below that were the results of discontinuation of certain business operations as well as agreements between the Company and others that allowed the Company to significantly reduce its debts and liabilities. Additionally, the agreements provided for return of certain of the Company's common stock previously issued to certain of the foreign entities that were parties to the original transactions described herein.

On July 31, 1998, the Company finalized an agreement whereby it sold its 80% stock interest in Lean Protein Foods, Inc. to the minority shareholders of that company, some of whom are related parties, including the Company's President and a Director. Lean Protein Foods, Inc. is a specialty food processing and marketing company that owns 100% of the authorized stock of Wildwood Ostrich Ranch, Inc. which had been in the business of growing ostrich for Lean Protein Foods, Inc. to utilize in its meat processing and marketing operations. Management had determined earlier this year that declining values in ostrich livestock and apparent migration of the ostrich industry to Mexico and other countries indicated diminishing viability for ostrich as an agribusiness and decided, therefore, to discontinue those operations as was reported in filings with the U.S. Securities and Exchange Commission earlier this year.

Under the terms of the agreement, the Company will receive one-third of the gross revenues realized by Lean Protein Foods from the liquidation of its assets, as well as indemnification of prior management, officers, directors and others from remaining liabilities, and forgiveness of $182,393 in debts. This discontinuation of operations is the furtherance of Management's objective in focusing solely on the Company's wireless telecommunications initiatives as well as elimination of debts and other liabilities.

On July 31, 1998, the Company entered into an agreement with Harto, Ltd. to rescind the contract of October 10, 1997, whereby the Company acquired 20% of the authorized shares of Microgravity Aviation Corporation from Harto, Ltd. in exchange for 1,000,000 shares of the Company's common stock. Microgravity Aviation Corporation had contracted to lease a specially equipped DC-9 aircraft for the purpose of offering simulated weightlessness conditions for microgravity research initiated by industry and universities, for productions by movie and film studio companies, and for a weightless flight experience as part of a comprehensive commercial astronaut training and educational program. The Company had announced previously that it would not develop further business with either Microgravity Aviation Corporation or Space-X Corporation, the parent company of Microgravity Aviation.



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Under the terms of the agreement with Harto, Ltd., Harto will return the one million shares of the Company's stock that it originally received in exchange for 20% of Microgravity Aviation's stock. The Company will return the stock it held in Microgravity Aviation Corporation to Harto, Ltd. Additionally, the Company it will issue 270,000 shares of restricted stock of the Company to Harto, Ltd. for consideration of funds paid by Harto, Ltd. for the DC-9 lease and other expenses associated with business development. The rescission of the contract between Harto, Ltd. and the Company results, therefore, in a net reduction of 730,000 shares of the Company's stock held by Harto, Ltd. with the remaining stock totaling 270,000 shares to be reissued to Harto, Ltd. as stock restricted from sale for a minimum of one year from the date of issuance. The conclusion of this transaction is again consistent with the Company's objective in focusing solely on its wireless telecommunications business.

On July 31, 1998, the Company finalized an agreement with Mali-Suisse Mining International, Ltd. (MMIL) whereby MMIL agreed to assume certain obligations of the Company with respect to certain short-term notes as well as notes and accrued interest related to the Contract for Deed for the Company's original purchase of real estate in Tavares, Florida where the Company has maintained its corporate offices since that purchase on August 20, 1997, and as amended on October 10, 1997. In that acquisition of assets described under Item 2 in the Company's 8-K report to the U.S. Securities and Exchange Commission on October 19, 1997, the Company paid to Global Investments, Ltd. 1,591,100 shares of the Company's common stock in exchange for an interest it had in certain real estate (the Tavares, Florida property) and other assets.

Under the terms of the agreement, Mali-Suisse Mining International, Ltd. will take title to the Tavares property, and assume the liability from the Company for the promissory note and accrued interest payable to Global Investments, Ltd. as per the original Contract for Deed. In exchange for the Tavares, Florida real estate, Mali-Suisse Mining International, Ltd., under the terms and conditions of the agreement, consented to the following conditions:

1.       Return of 1,000,000 shares of the Company stock it currently holds;
2. Assumption of $284,790 in debt from the Company for the unpaid promissory note and accrued interest that was part of the original purchase conditions between the Company and Global Investments, Ltd.;
3.       Assumption of $360,250 in debts owed to others by the Company;
4. Forgiveness of $14,400 in lease payments for office space the Company may have owed to Global Investments, Ltd.; and
5. The use of the office space currently being occupied by the Company with all lease payments being waived for a period of six (6) months commencing August 1, 1998.



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This agreement is also consistent with the Company's objectives in focusing solely on its wireless telecommunications initiatives as well as elimination of debts and other liabilities.

Under the terms of each of the agreements referenced above, all parties agreed that stock amounts paid and/or debts forgiven between the Company and various foreign entities as described above are subject to adjustments that may be necessary subsequent to calculations made by the Company at the time that the Company's books and records are audited and prior to the Company filing its form 10-KSB with the U.S. Securities and Exchange Commission for the fiscal year ending July 31, 1998.

In summary, the transactions described above provide for the return of 1,730,000 shares of the Company's common stock to the Company (net of the 270,000 shares reissued as restricted stock to Harto, Ltd.) as well as the forgiveness of debts owed by the Company totaling at least $827,433. Management believes that these various exchanges are consistent with its stated objectives of further development of its wireless telecommunications business.



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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                AMERICAN MILLENIUM CORPORATION, INC.

                                By: /s/ JAMES C. STATHAM
                                    --------------------------------------------
                                   James C. Statham
                                   President, Director, Chief Operations Officer
                                Date: August 17, 1998